Exhibit 99.1



                      Lawson Software Reports Third Quarter
                          Fiscal 2007 Financial Results



    ST. PAUL, Minn.--(BUSINESS WIRE)--April 9, 2007--Lawson Software, Inc. (Nasdaq:LWSN) today reported financial results for its third quarter of fiscal 2007, the third full quarter of post-combination results after its acquisition of Intentia International AB in April 2006. In the third quarter, Lawson substantially completed the purchase accounting review associated with its acquisition of Intentia. As a result of this review, Lawson increased the goodwill associated with the acquisition by $21.4 million, primarily related to adjustments for accrued liabilities. Lawson may have subsequent purchase accounting adjustments in the fiscal fourth quarter ending May 31, 2007, related to Value Added Taxes (VAT) items in Europe and refinement to reserves for pre-acquisition customer claims.

    Lawson reported GAAP (generally accepted accounting principles) revenues of $191.2 million for its fiscal 2007 third quarter. This was an increase of 118 percent from revenues of $87.7 million in its fiscal 2006 third quarter, primarily attributed to the consolidation of revenues of the former Intentia. Excluded from these results is $1.8 million of deferred maintenance and services revenue that was written down under purchase accounting in the acquisition of Intentia.

    GAAP net loss was $9.8 million, or $0.05 per share, compared with GAAP net income of $10 million, or $0.09 per diluted share, in the same period last year. This decline is primarily attributed to the consolidation of the former Intentia's costs and operating expenses and a restructuring charge. The company incurred a restructuring charge of $11.5 million in the quarter for severance and related benefits for approximately 350 positions in the United States and Europe that will be eliminated over the next five quarters ending in May 2008 as work is shifted to a global support center in the Philippines.

    Included in these GAAP results are pre-tax expenses totaling $9.9 million for amortization of acquired intangible assets, acquisition related costs, purchase accounting impact on consulting costs and amortization of purchased maintenance contracts, and $1.8 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in the year. Under FAS 123(R), stock-based employee compensation cost is recognized using the fair-value based method for all unvested stock options after June 1, 2006. Excluding these expenses and the $11.5 million restructuring charge taken in the quarter, and including the $1.8 million of maintenance and services revenue written down under purchase accounting, non-GAAP net income would have been $11.4 million, or $0.06 per diluted share. Lower than expected effective tax rates favorably impacted the non-GAAP earnings per share by $0.02.

    "We executed well on many levels during the third quarter," said Harry Debes, president and CEO. "We met or exceeded our financial commitments for revenues, expenses and non-GAAP earnings per share. In addition, our maintenance renewals came in strong from our Lawson M3 (Make, Move, Maintain) customer base, our cash flow from operations improved, our consulting services margin improved, we outlined our transformation plans for our new global operations and began to execute those plans, and our sales pipeline grew for the fourth consecutive quarter. Although we still have more to work to do, we made strong progress on our customer commitments and company goals during the third quarter."

    Results for the Nine-month Period

    For the nine months ended Feb. 28, 2007, GAAP net loss was $29.1 million, or $0.16 per share, on total revenues of $537.5 million, compared with GAAP net income of $20.7 million, or $0.19 per diluted share, on total revenues of $264.6 million, in the comparable fiscal 2006 period. Excluded from these results is $10.3 million of deferred maintenance and services revenue that was written down under purchase accounting in the acquisition of Intentia.

    Included in the nine-month GAAP results are pre-tax expenses totaling $47 million for amortization of acquired intangible assets, acquisition related costs, purchase accounting impact on consulting costs, amortization of purchased maintenance contracts, restructuring charges, and $5.5 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in this year. Excluding these costs and including the $10.3 million of maintenance and services revenue written down under purchase accounting, nine-month non-GAAP net income would have been $21.5 million, or $0.11 per diluted share.

    Financial Guidance

    For the fourth quarter of fiscal year 2007 ending May 31, 2007, the company is estimating GAAP revenues of $187 million to $195 million, excluding approximately $1 million of deferred maintenance and services revenue written down under the purchase accounting method used for the Intentia acquisition. Including this amount, the company estimates non-GAAP revenues of $188 million to $196 million. License revenues are estimated to be between $24 million and $28 million. Maintenance revenues are estimated to be between $74 million and $75 million, and consulting revenues are estimated to be between $90 million and $93 million. The company anticipates GAAP per share results to be in the range of a net loss of $0.02 to net earnings of $0.03 per fully diluted share. Non-GAAP fully diluted earnings per share is forecasted between $0.03 and $0.05, excluding approximately $8.8 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts, stock-based compensation charges, and integration costs. The non-GAAP effective tax rate in the fourth quarter is anticipated to be 51 percent.

    Third Quarter Fiscal 2007 Key Metrics and Highlights

    -- Cash, cash equivalents and marketable securities in the quarter were $286 million (including $15 million of restricted cash) - increasing $7 million from the second quarter.

    -- Total deferred revenues increased 24 percent from the second quarter to $182.3 million.

    -- Deferred license revenues increased 11 percent from the second quarter to $32.7 million.

    -- 354 total deals were signed at an average selling price of $88,000, compared with 307 deals at an average selling price of $105,000 in the second quarter.

    -- 24 new customer deals were signed at an average selling price of $373,000, compared with 27 at an average selling price of $420,000 in the second quarter.

    -- Five deals greater than $1 million and four deals between $500,000 and $1 million were signed, compared to three deals greater than $1 million and 13 deals in the $500,000 to $1 million range in the second quarter.

    -- The Americas region represented 54 percent of total revenue; the Europe, Middle East, and Africa region represented approximately 43 percent of total revenue; and Asia-Pacific represented 3 percent of total revenue.

    -- Non-GAAP consulting services margin increased 240 basis points to 17.7 percent.

    -- Customer wins: Americas - Pinnacle Airlines, First National Bank of Omaha, Tacoma Public Schools, Holland Community Hospital, Wentworth Douglas Hospital, Things Remembered, Orchard Supply Hardware Stores and Koramsa; EMEA - Bygma, Johannes Fog and Bunzl Vending Services Ltd; Asia-Pacific - Quiksilver Japan, Belle Footwear and Swan Hardware and Staff.

    -- The company signed two new Lawson M3 deals with customers in the Americas.

    --  Lawson continued to see good customer adoption of Lawson
        System Foundation 9 with 135 customers purchasing in the third quarter.

    -- The company repurchased 867,000 shares of common stock in the quarter for $5.9 million at an average price of $6.80 per share.

    Conference Call and Webcast

    The company will host a conference call and webcast to discuss its third quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) April 9, 2007. Interested parties should dial 1-888-677-1802 (passcode Lawson 49) and international callers 1-210-234-8402. A live webcast will be available on www.lawson.com. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

    A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 1-866-446-5478 and international 1-203-369-1152. The webcast will remain on www.lawson.com for approximately one week.

    About Lawson Software

    Lawson Software provides software and service solutions to approximately 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

    Use of Non-GAAP Financial Information

    In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson's website at www.lawson.com/investor.



                        LAWSON SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)


                Three Months                 Nine Months
                    Ended                       Ended
              -----------------           ------------------
              Feb 28,  Feb 28, % Increase  Feb 28,  Feb 28, % Increase
                2007     2006  (Decrease)   2007      2006  (Decrease)
              -------- ------------------ --------- ------------------
Revenues:
 License fees $26,434  $15,099        75%  $65,243  $51,824        26%
 Maintenance   73,308   45,423        61%  213,861  133,590        60%
 Consulting    91,465   27,173       237%  258,433   79,232       226%
              -------- --------           --------- --------
   Total
    revenues  191,207   87,695       118%  537,537  264,646       103%
              -------- --------           --------- --------

Cost of
 revenues:
 Cost of
  license fees  5,950    2,727       118%   16,842    7,922       113%
 Cost of
  maintenance  15,815    6,857       131%   44,500   21,563       106%
 Cost of
  consulting   77,956   25,719       203%  227,979   77,650       194%
              -------- --------           --------- --------
   Total cost
    of
    revenues   99,721   35,303       182%  289,321  107,135       170%
              -------- --------           --------- --------

Gross profit   91,486   52,392        75%  248,216  157,511        58%
              -------- --------           --------- --------

Operating
 expenses:
 Research and
  development  20,380   14,325        42%   63,235   42,875        47%
 Sales and
  marketing    39,744   17,655       125%  116,534   56,092       108%
 General and
  admini-
  strative     25,714    9,644       167%   73,919   36,555       102%
 Restructuring 11,540        -       +++    14,900        5       +++
 Amortization
  of acquired
  intangibles   2,465      346       +++     7,254    1,077       +++
              -------- --------           --------- --------
   Total
    operating
    expenses   99,843   41,970       138%  275,842  136,604       102%
              -------- --------           --------- --------

Operating
 income (loss) (8,357)  10,422       ---   (27,626)  20,907       ---
              -------- --------           --------- --------

Other income:
 Interest
  income        3,279    2,814        17%   10,579    7,486        41%
 Interest
  expense      (1,660)      (1)      ---    (2,305)     (26)      ---
 Other income    (196)       -       ---      (153)       -       ---
              -------- --------           --------- --------
   Total other
    income      1,423    2,813      (49%)    8,121    7,460         9%
              -------- --------           --------- --------

Income (loss)
 before income
 taxes         (6,934)  13,235       ---   (19,505)  28,367       ---
Provision for
 income taxes   2,834    3,228      (12%)    9,564    7,627        25%
              -------- --------           --------- --------
Net income
 (loss)       $(9,768) $10,007       ---  $(29,069) $20,740       ---
              ======== ========           ========= ========

Net income
 (loss) per
 share:
 Basic         $(0.05)   $0.10       ---    $(0.16)   $0.20       ---
              ======== ========           ========= ========
 Diluted       $(0.05)   $0.09       ---    $(0.16)   $0.19       ---
              ======== ========           ========= ========

Shares used in
 computing net
 income (loss)
 per share:
 Basic        187,666  103,572        81%  186,962  102,384        83%
              ======== ========           ========= ========
 Diluted      187,666  108,033        74%  186,962  106,877        75%
              ======== ========           ========= ========




                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)


                                             Feb 28, 2007 May 31, 2006
                                             ------------ ------------
ASSETS
---------------------------------------------

Current assets:
 Cash and cash equivalents                      $222,303     $210,154
 Restricted cash                                   8,541            -
 Marketable securities                            44,849       90,348
 Trade accounts receivable, net                  185,118      159,933
 Income taxes receivable                           2,623        4,577
 Deferred income taxes                            24,242       21,465
 Prepaid expenses and other current assets        30,183       28,085
                                             ------------ ------------
   Total current assets                          517,859      514,562
                                             ------------ ------------

Long-term marketable securities                    3,937        6,079
Restricted Cash                                    6,449            -
Property and equipment, net                       28,823       26,189
Goodwill                                         491,329      454,550
Other intangibles assets, net                    139,553      154,695
Deferred income taxes                              7,859        9,294
Other assets                                       7,936        5,283
                                             ------------ ------------

Total assets                                  $1,203,745   $1,170,652
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------

Current liabilities:
 Current portion of long-term debt                $3,368       $3,475
 Accounts payable                                 25,135       26,137
 Accrued compensation and benefits                82,289       88,245
 Income taxes payable                              2,604        3,195
 Deferred income taxes                             5,122        4,221
 Deferred revenue                                166,857      146,206
 Other current liabilities                        90,833       74,882
                                             ------------ ------------
   Total current liabilities                     376,208      346,361
                                             ------------ ------------

Long-term debt, less current portion               5,278        4,275
Deferred income taxes                              8,351        9,039
Deferred revenue - non-current                    15,417       10,840
Other long-term liabilities                       11,204        8,478
                                             ------------ ------------

Total liabilities                                416,458      378,993
                                             ------------ ------------


Stockholders' equity:
 Common stock                                      1,988        1,961
 Additional paid-in capital                      818,368      800,168
 Treasury stock, at cost                         (74,470)     (69,237)
 Deferred stock-based compensation                     -         (131)
 Retained earnings                                 9,623       38,692
 Accumulated other comprehensive income           31,778       20,206
                                             ------------ ------------
Total stockholders' equity                       787,287      791,659
                                             ------------ ------------

Total liabilities and stockholders' equity    $1,203,745   $1,170,652
                                             ============ ============




                        LAWSON SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                                Feb 28,   Feb 28,   Feb 28,   Feb 28,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Cash flows from operating
 activities:
 Net (loss) income              $(9,768)  $10,007  $(29,069)  $20,740
 Adjustments to reconcile net
  (loss) income to net cash
  (used in) provided by
  operating activities:
   Depreciation                   2,412     1,148     7,097     4,102
   Amortization                   7,502     2,133    22,102     6,471
   Deferred income taxes         (1,158)   (1,167)     (822)   (1,102)
   Provision for doubtful
    accounts                      2,061      (199)    3,769    (1,303)
   Tax benefit from stock
    option transactions            (752)        -    (1,785)        -
   Tax benefit from stockholder
    transactions for option
    activity                        582     2,446     1,434     4,255
   Amortization of stock-based
    compensation                  1,840        98     5,513       337
   Stock-based compensation
    expense                           -         -         -     6,368
   Amortization of discounts on
    notes payable                     -        (1)        -        17
   Amortization of discounts on
    marketable securities          (140)     (274)     (375)     (311)
   Net loss on sale of assets       135         -       137         -
 Changes in operating assets
  and liabilities, net of
  effect from acquisitions:
   Trade accounts receivable    (10,665)     (716)   (9,492)   (5,637)
   Prepaid expenses and other
    assets                       (6,965)   (3,098)   (5,286)    3,628
   Accounts payable               6,325       606    (2,073)     (935)
   Accrued and other
    liabilities                   2,672      (141)  (12,935)   (1,186)
   Income taxes                     542     1,870    (1,130)    4,327
   Deferred revenue and
    customer deposits            20,186     2,486     6,737    (1,146)
                               --------- --------- --------- ---------
 Net cash (used in) provided by
  operating activities           14,809    15,198   (16,178)   38,625
                               --------- --------- --------- ---------

Cash flows from investing
 activities:
 Cash paid in conjunction with
  acquisitions                   (1,580)     (522)   (3,575)   (2,929)
 Purchases of marketable
  securities                    (26,671)  (23,704) (100,420) (116,425)
 Maturities of marketable
  securities                     60,237    21,277   148,010    72,773
 Sales of marketable securities       -         -       500         -
 Restricted cash designated      (1,522)        -   (14,990)        -
 Purchases of property and
  equipment                      (5,204)   (1,855)  (10,677)   (2,967)
                               --------- --------- --------- ---------
 Net cash used in investing
  activities                     25,260    (4,804)   18,848   (49,548)
                               --------- --------- --------- ---------

Cash flows from financing
 activities
 Principal payments on long-
  term debt                        (378)     (717)   (1,351)   (1,684)
 Cash proceeds from long-term
  debt                            1,454         -     3,222         -
 Payments on capital lease
  obligations                      (445)        -    (1,406)        -
 Exercise of stock options        2,971     3,526    10,055     9,266
 Excess tax benefit from stock
  transactions                      752         -     1,785         -
 Issuance of treasury shares
  for employee stock purchase
  plan                              694     1,240     2,023     2,737
 Repurchase of common stock      (5,900)        -    (5,900)        -
                               --------- --------- --------- ---------
 Net cash provided by financing
  activities                       (852)    4,049     8,428    10,319
                               --------- --------- --------- ---------

Effect of exchange rate changes
 on cash and cash equivalents      (115)        -     1,051         -
                               --------- --------- --------- ---------

Increase (decrease) in cash and
 cash equivalents                39,102    14,443    12,149      (604)
Cash and cash equivalents at
 beginning of period            183,201   172,697   210,154   187,744
                               --------- --------- --------- ---------
Cash and cash equivalents at
 end of period                 $222,303  $187,140  $222,303  $187,140
                               ========= ========= ========= =========




Reconciliation of Consolidated GAAP Net (Loss) Income to Consolidated
                  Non-GAAP Net Income (Tax Effected)
                            (in thousands)

                    Three Months Three Months  Nine Months Nine Months
                        Ended        Ended        Ended       Ended
                       Feb 28,      Feb 28,      Feb 28,     Feb 28,
                        2007         2006          2007       2006
Net (loss)
 income, as
 reported                 (9,768)      10,007      (29,069)    20,740
Purchase
 accounting
 impact on
 revenue         (1)      $1,818           $-      $10,288         $-
Purchase
 accounting
 impact on
 consulting      (4)        $614           $-         $614         $-
Acquisition of
 Intentia                 $1,804         $750       $9,356     $3,665
Purchased
 maintenance
 contracts                  $863         $981       $2,711     $2,969
Stock based
 compensation             $1,839           $-       $5,515     $6,303
Restructuring            $11,540           $-      $14,900         $5
Amortization              $6,640       $1,151      $19,391     $3,500
Other                         $-           $-           $-      $(357)
Tax                      $(3,959)     $(3,025)    $(12,224)   $(9,881)
                    -------------------------- -----------------------
Non-GAAP Net
 income                  $11,391       $9,864      $21,482    $26,944
                    -------------------------- -----------------------


Reconciliation of Consolidated GAAP to Consolidated Non-GAAP per Share
                                Effect
                            (in thousands)

                    Three Months Three Months  Nine Months Nine Months
                        Ended        Ended        Ended       Ended
                       Feb 28,      Feb 28,      Feb 28,     Feb 28,
                        2007         2006          2007       2006
Net income, as
 reported        (2)       (0.05)        0.09        (0.16)      0.19
Purchase
 accounting
 impact on
 revenue         (1)        0.01            -         0.06          -
Purchase
 accounting
 impact on
 consulting      (4)        0.00            -         0.00          -
Acquisition of
 Intentia                   0.01         0.01         0.05       0.04
Purchased
 maintenance
 contracts                  0.00         0.01         0.01       0.03
Stock based
 compensation               0.01            -         0.03       0.06
Restructuring               0.06            -         0.08       0.00
Amortization                0.04         0.01         0.10       0.03
Other                          -            -            -      (0.00)
Tax                        (0.02)       (0.03)       (0.07)     (0.10)
                    -------------------------- -----------------------
Non-GAAP net
 income       (2)(3)       $0.06        $0.09        $0.11      $0.25
                    -------------------------- -----------------------

Weighted
 average
 shares -
 basic                   187,666      103,572      186,962    102,384
Weighted
 average
 shares -
 diluted                 190,790      108,033      190,307    106,877


                      Summary of Non-GAAP items
                            (in thousands)

                     Three Months Three Months Nine Months Nine Months
                         Ended       Ended        Ended       Ended
                        Feb 28,     Feb 28,      Feb 28,     Feb 28,
                         2007         2006         2007       2006
Purchase
 accounting impact
 on revenue       (1)      $1,818          $-      $10,288         $-
Purchase
 accounting impact
 on consulting    (4)        $614          $-         $614         $-
Acquisition of
 Intentia - pre-
 tax                       $1,804        $750       $9,356     $3,665
Purchased
 maintenance
 contracts - pre-
 tax                         $863        $981       $2,711     $2,969
Stock based
 compensation -
 pre-tax                   $1,839          $-       $5,515     $6,303
Restructuring -
 pre-tax                  $11,540          $-      $14,900         $5
Amortization               $6,640      $1,151      $19,391     $3,500
                               $-          $-           $-      $(357)
                     ------------------------- -----------------------
Other subtotal
 pre-tax
 adjustments              $25,118      $2,882      $62,775    $16,085
                     ------------------------- -----------------------
Tax provision             $(3,959)    $(3,025)    $(12,224)   $(9,881)
                     ------------------------- -----------------------
Impact on net
 income                   $21,159       $(143)     $50,551     $6,204
                     ========================= =======================


(1) For the purchase accounting impact on deferred revenues for Three Months and Nine Months ended, $1,354 and $7,212, respectively, relates to maintenance revenue and $464 and $3,076, respectively, relates to consulting revenue
(2) For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income
(3) May not total due to rounding
(4) Purchase accounting impact on consulting fees is a cumulative adjustment for fiscal year 2007




                        LAWSON SOFTWARE, INC.
                    SUPPLEMENTAL NON-GAAP MEASURES
             INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
                            (in thousands)
                             (unaudited)

                                    Three Months       Nine Months
                                       Ended              Ended
                                 -------------------------------------
                                  Feb 28,  Feb 28,   Feb 28,  Feb 28,
                                   2007     2006      2007     2006
                                 --------- -------- --------- --------
Revenue items
   Purchase accounting impact on
    maintenance                    $1,354       $-    $7,212       $-
   Purchase accounting impact on
    consulting                        464        -     3,076        -
                                 --------- -------- --------- --------
      Total revenue items           1,818        -    10,288        -

Cost of license items
   Amortization of acquired
    software                       (2,735)    (805)   (7,904)  (2,423)
   Non-cash stock-based
    compensation                       (7)       -       (21)       -
                                 --------- -------- --------- --------
      Total cost of license items  (2,742)    (805)   (7,925)  (2,423)

Cost of maintenance items
   Amortization of purchased
    maintenance contracts            (863)    (981)   (2,711)  (2,969)
   Integration related (1)              -        -       (70)       -
   Non-cash stock-based
    compensation                      (33)       -      (110)       -
                                 --------- -------- --------- --------
      Total cost of maintenance
       items                         (896)    (981)   (2,891)  (2,969)

Cost of consulting items
   Purchase accounting impact on
    consulting                       (614)       -      (614)       -
   Amortization                    (1,440)       -    (4,233)       -
   Integration related (1)             39      (24)   (1,712)    (262)
   Non-cash stock-based
    compensation                     (249)       -      (606)      (3)
                                 --------- -------- --------- --------
      Total cost of consulting
       items                       (2,264)     (24)   (7,165)    (265)

Research and development items
   Integration related (1)            (56)     (62)      (74)    (179)
   Non-cash stock-based
    compensation                     (150)       -      (468)      (7)
                                 --------- -------- --------- --------
      Total research and
       development items             (206)     (62)     (542)    (186)

Sales and marketing items
   Integration related (1)             53      (35)   (1,489)    (900)
   Non-cash stock-based
    compensation                     (321)       -    (1,092)     (14)
                                 --------- -------- --------- --------
      Total sales and marketing
       items                         (268)     (35)   (2,581)    (914)

General and administrative items
   Integration related (1)         (1,840)    (629)   (6,011)  (2,324)
   Non-cash stock-based
    compensation (3)               (1,079)       -    (3,218)  (6,279)
                                 --------- -------- --------- --------
      Total general and
       administrative              (2,919)    (629)   (9,229)  (8,603)

Restructuring                     (11,540)       -   (14,900)      (5)

Amortization of acquired
 intangibles                       (2,465)    (346)   (7,254)  (1,077)

Other income (expense)                  -        -         -     (357)

Tax provision (2)                  (3,959)  (3,025)  (12,224)  (9,881)

Total Adjustments                 $21,159    $(143)  $50,551   $6,204
                                 ========= ======== ========= ========


(1) Represents integration related expenses relating to the merger with Intentia International.
(2) Based on a projected annual global effective tax rate analysis, non-GAAP Q3 tax provision was calculated to be 37.4%.
(3) Non-cash stock-based compensation from 2005 relates to a stock option modification resulting in $6.3M in expense under APB 25.


    Use of Non-GAAP Financial Information

    Use of Non-GAAP Financial Information In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson's website at www.lawson.com/investor.



    CONTACT: Lawson Software, Inc.
             Media:
             Terry Blake, +1-651-767-4766
             terry.blake@us.lawson.com
             or
             Investors and Analysts:
             Barbara Doyle, +1-651-767-4385
             barbara.doyle@us.lawson.com